Exhibit 99.1

For Immediate Release

Investor Contact: MKR Group Inc. Todd Kehrli or Jim Byers (323) 468-2300 meet@mkr-group.com

MeetMe Reports Record Second Quarter Financial Results

Total Revenue Increased 48% Year Over Year

Mobile Revenue Increased 82% Year Over Year

Adjusted EBITDA Increased 109% Year Over Year

Non-GAAP Net Income Increased 103% Year Over Year

NEW HOPE, Pa., August 1, 2016 – MeetMe, Inc. (NASDAQ: MEET), a public market leader for social discovery, today reported financial results for its second quarter ended June 30, 2016.

Second Quarter 2016 Financial Highlights

●	Total revenue increased 48% year over year to $16.4 million.
●	Mobile revenue increased 82% year over year to $15.1 million.
●

Adjusted EBITDA increased 109% year over year to $6.0 million. (See the important discussion about the presentation of non-GAAP financial measures, and reconciliation to the most direct comparable GAAP financial measure, below.)

●	Adjusted EBITDA margin increased to 37%, up from 26% in the second quarter of 2015.
●

GAAP net income was $29.6 million, or $0.55 per diluted share. GAAP net income included a one-time deferred tax benefit of $27.3 million. Excluding the deferred tax benefit, GAAP net income was $2.3 million, up 94% from the second quarter 2015.

●	Non-GAAP net income increased 103% year over year to $4.9 million, or $0.09 per diluted share.
●	Cash and Cash Equivalents totaled $32.1 million at June 30, 2016, an increase of 22% or $5.7 million from $26.4 million at March 31, 2016.

Geoff Cook, Chief Executive Officer of MeetMe, stated, “Our record quarterly results reflect continued growth in our mobile user engagement. Our mobile traffic is at an all-time high, with mobile daily active users for the quarter increasing 15% year over year to 1.22 million and mobile monthly active users increasing 32% year over year to 4.84 million. During the quarter, we launched Discuss, our interest-based group conversation platform, which we believe is helping drive increased user engagement. In fact, last week we achieved a new mobile DAU record surpassing 1.37 million daily active users for the first time and reached a new record of 32.2 million chats in a single day.

“We continue to expect our recently announced acquisition of Skout to close in October of this year and for the combination to provide greater scale for monetization and increased profitability for the combined company. We are thrilled to bring two of the largest mobile apps for meeting and chatting with new people into the same portfolio.”

David Clark, Chief Financial Officer of MeetMe, added, “Mobile revenue for the quarter increased 82% year over year and represented 92% of our total revenue, up from 75% in 2015. We believe our increasing mobile revenue was driven by continued strength in the mobile advertising industry, which resulted in higher advertising rates on mobile devices. Much of the increased revenue flowed through to adjusted EBITDA, which increased 109% to $6.0 million for the quarter, resulting in a 37% adjusted EBITDA margin.”

Webcast and Conference Call Details

Management will host a webcast and conference call to discuss second quarter 2016 financial results today, August 1, 2016 at 8:30 a.m. Eastern time. To access the call dial 888-364-3108 (+1 719-457-2628 outside the United States) and when prompted provide the participant passcode 4406220 to the operator. In addition, a webcast of the conference call will be available live on the Investor Relations section of the Company’s website at www.meetmecorp.com and a replay of the webcast will be available for 90 days.

About MeetMe, Inc.

MeetMe® is a leading social network for meeting new people in the US and a public market leader for social discovery (NASDAQ: MEET). MeetMe makes it easy to discover new people to chat with on mobile devices. With approximately 90 percent of traffic coming from mobile and more than one million total daily active users, MeetMe is fast becoming the social gathering place for the mobile generation. MeetMe is a leader in mobile monetization with a diverse revenue model comprising advertising, native advertising, virtual currency, and subscription. MeetMe apps are available on iPhone, iPad, and Android in multiple languages, including English, Spanish, Portuguese, French, Italian, German, Chinese (Traditional and Simplified), Russian, Japanese, Dutch, Turkish and Korean. For more information, please visit meetmecorp.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including whether our total revenue and mobile revenue will continue to grow, whether our adjusted EBITDA will continue to grow, whether our net income will continue to grow, whether our mobile revenue will continue to constitute an increasing percentage of our total revenue, whether our revenue, adjusted EBITDA and net income will reflect the increasing value that our audience provides to mobile advertisers and the continued growth in mobile engagement by our users, whether our mobile user engagement will continue to grow, whether our mobile traffic will continue at all-time high levels, whether our mobile daily active users will continue to increase, whether our mobile monthly active users will continue to increase, whether Discuss will continue to drive user engagement, whether chats will continue to increase, whether and when the Skout acquisition will close, if the Skout acquisition closes, whether the combined company will provide greater scale for monetization and increased profitability, whether our increasing revenue was driven by our growing mobile engagement as well as the continued strength in the mobile advertising industry, whether our mobile engagement will continue to grow, and whether our growing mobile engagement and continued strength in the advertising industry will drive our revenue. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that our applications will not function easily or otherwise as anticipated, the risk that we will not launch additional features and upgrades as anticipated, the risk that unanticipated events affect the functionality of our applications with popular mobile operating systems, any changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2015 . Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Regulation G – Non-GAAP Financial Measures

The Company uses financial measures which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We refer you to the reconciliations below.

The Company defines Adjusted EBITDA as earnings (or loss) from continuing operations before interest expense, change in warrant liability, benefit or provision for income taxes, depreciation and amortization, and non-cash stock-based compensation, non-recurring acquisition and restructuring expenses, gain or loss on cumulative foreign currency translation adjustment, gain on sale of asset, bad debt expense outside the normal range, and the goodwill impairment charges. The Company excludes stock-based compensation because it is non-cash in nature. The Company defines Non-GAAP Net Income as earnings (or loss) from continuing operations before benefit or provision for income taxes, amortization on intangibles, non-recurring acquisition and restructuring costs, and non-cash stock-based compensation.

Non-GAAP financial measures should not be considered as an alternative to net income, operating income, cash flow from operating activities, as a measure of liquidity or any other financial measure. They may not be indicative of the historical operating results of the Company nor is it intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

# # #

MEETME, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$32,069,035	$19,298,038
Accounts receivable, net of allowance of $129,000 and $133,000, at June 30, 2016 and December 31, 2015, respectively	13,415,203	16,509,291
Other Receivables	2,303,258	-
Prepaid expenses and other current assets	992,920	970,239
Total current assets	48,780,416	36,777,568

Goodwill	70,646,036	70,646,036
Property and equipment, net	2,360,535	2,610,307
Intangible assets, net	527,332	1,278,498
Deferred taxes	27,269,800	-
Other assets	143,232	178,264
TOTAL ASSETS	$149,727,351	$111,490,673

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,029,754	$2,776,710
Accrued liabilities	5,010,940	4,127,634
Current portion of capital lease obligations	291,131	366,114
Deferred revenue	311,410	293,414
Total current liabilities	8,643,235	7,563,872

Long-term capital lease obligation, less current portion, net	81,761	221,302
Other liabilities	1,580,751	1,035,137
TOTAL LIABILITIES	$10,305,747	$8,820,311

STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value; authorized - 5,000,000 shares; Convertible Preferred Stock Series A-1, $.001 par value; authorized - 1,000,000 shares; 0 shares issued and outstanding at June 30, 2016 and December 31, 2015	-	-
Common stock, $.001 par value; authorized - 100,000,000 Shares; 50,171,294 and 47,179,486 issued and outstanding at June 30, 2016 and December 31, 2015	50,175	47,183
Additional paid-in capital	305,500,755	300,725,791
Accumulated deficit	(166,129,326)	(198,102,612)
TOTAL STOCKHOLDERS' EQUITY	139,421,604	102,670,362

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$149,727,351	$111,490,673

MEETME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Revenues	$16,388,991	$11,086,878	$29,710,662	$22,715,854

Operating Costs and Expenses:
Sales and marketing	3,226,344	1,094,068	5,547,767	2,309,388
Product development and content	6,214,062	6,083,455	11,922,162	12,403,259
General and administrative	1,867,590	1,774,991	4,215,758	3,394,895
Depreciation and amortization	753,918	801,260	1,505,182	1,617,175
Acquisition and restructuring	1,160,349	-	1,160,349	-
Total Operating Costs and Expenses	13,222,263	9,753,774	24,351,218	19,724,717

Income from Operations	3,166,728	1,333,104	5,359,444	2,991,137

Other Income (Expense):
Interest income	6,447	5,244	11,562	10,430
Interest expense	(5,360)	(122,989)	(12,105)	(281,855)
Change in warrant liability	(787,391)	56,408	(545,614)	(39,320)
Gain (loss) on cumulative foreign currency translation adjustment	18,201	11,614	34,553	(783,090)
Gain on sale of asset	-	-	-	163,333
Total Other Income (Expense)	(768,103)	(49,723)	(511,604)	(930,502)

Income before Income Taxes	2,398,625	1,283,381	4,847,840	2,060,635
Benefit (provision) for income taxes	27,219,764	(73,450)	27,125,446	(128,650)
Net Income	$29,618,389	$1,209,931	$31,973,286	$1,931,985

Basic and diluted income per common stockholders:
Basic income per common stockholders	$0.61	$0.03	$0.67	$0.04
Diluted income per common stockholders	$0.55	$0.02	$0.59	$0.04

Weighted average number of shares outstanding:
Basic	48,218,184	45,191,563	47,838,466	45,051,576
Diluted	54,061,306	49,022,622	53,863,966	48,625,068

Other comprehensive Income:
Foreign currency translation adjustment	-	-	-	-
Comprehensive income	$29,618,389	$1,209,931	$31,973,286	$1,931,985

MEETME, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME ALLOCABLE TO COMMON STOCKHOLDERS TO ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net income allocable to Common Stockholders	$29,618,389	$1,209,931	$31,973,286	$1,931,985

Interest expense	5,360	122,989	12,105	281,855
Depreciation and amortization	753,918	801,260	1,505,182	1,617,175
Stock-based compensation expense	915,572	733,051	1,643,352	1,348,316
Change in warrant liability	787,391	(56,408)	545,614	39,320
Benefit (provision) for income taxes	(27,219,764)	73,450	(27,125,446)	128,650
Acquisition and restructuring costs	1,160,349	-	1,160,349	-
(Gain) loss on cumulative effect of foreign currency translation adjustment	(18,201)	(11,614)	(34,553)	783,090
Gain on sale of asset	-	-	-	(163,333)
Adjusted EBITDA	$6,003,014	$2,872,659	$9,679,889	$5,967,058

GAAP basic net income per common stockholders	$0.61	$0.03	$0.67	$0.04
GAAP diluted net income per common stockholders	$0.55	$0.02	$0.59	$0.04
Basic adjusted EBITDA per common stockholders	$0.12	$0.06	$0.20	$0.13
Diluted adjusted EBITDA per common stockholders	$0.11	$0.06	$0.18	$0.12

Weighted average number of shares outstanding, Basic	48,218,184	45,191,563	47,838,466	45,051,576
Weighted average number of shares outstanding, Diluted	54,061,306	49,022,622	53,863,966	48,625,068

MEETME, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

GAAP Net Income	$29,618,389	$1,209,931	$31,973,286	$1,931,985

Stock-based compensation expense	915,572	733,051	1,643,352	1,348,316
Amortization of intangible assets	381,916	378,750	760,666	766,666
Benefit (provision) for income taxes	(27,219,764)	73,450	(27,125,446)	128,650
Acquisition and restructuring costs	1,160,349	-	1,160,349	-
Non-GAAP Net Income	$4,856,462	$2,395,182	$8,412,207	$4,175,617

GAAP basic net income per common stockholders	$0.61	$0.03	$0.67	$0.04
GAAP diluted net income per common stockholders	$0.55	$0.02	$0.59	$0.04
Basic non-GAAP net income per common stockholders	$0.10	$0.05	$0.18	$0.09
Diluted non-GAAP net income per common stockholders	$0.09	$0.05	$0.16	$0.09

Weighted average number of shares outstanding, Basic	48,218,184	45,191,563	47,838,466	45,051,576
Weighted average number of shares outstanding, Diluted	54,061,306	49,022,622	53,863,966	48,625,068